Exhibit 99.1

FOR IMMEDIATE RELEASE

Pieris Pharmaceuticals Appoints Immuno-Oncology Expert,

Holbrook Kohrt, M.D., Ph.D., to Spearhead Immuno-Oncology

Efforts and Initiates Research Collaboration with

Leading Cancer Research Center

FREISING, GERMANY, May 14, 2015 – Pieris Pharmaceuticals, Inc. (OTCQB: PIRS), a biotechnology company advancing its patented and proprietary Anticalin® biotherapeutic technologies, announced today that it has engaged Dr. Holbrook Kohrt, M.D., Ph.D. as Senior Advisor Translational Medicine Immuno-oncology.

Pieris has also entered into a collaboration with Dr. Kohrt’s research laboratory at Stanford University. As part of that alliance, Pieris will gain access to the laboratory’s capabilities to better enable the Company to advance its multispecific immuno-oncology drug candidates to in vivo proof of concept, including access to tumor tissue samples and translational mouse tumor models. Additionally, the collaboration will provide a channel for evaluating and in-licensing novel immunomodulatory targets which could serve as the basis for new Anticalin® drug discovery programs.

Dr. Kohrt is an Assistant Professor of Medicine, Division of Oncology, at the Stanford University School of Medicine. He is a board certified medical oncologist and internist at the Stanford University Medical Center and is a member of the Stanford Cancer Institute. His research is focused on developing novel therapeutic strategies to enhance anti-tumor immunity and on preclinical models of novel immunomodulatory antibodies. Dr. Kohrt attended Stanford University Medical School as the Baxter Foundation Scholar, Howard Hughes Scholar, and American Society of Hematology Research Fellow. While there, he developed, validated, and nationally implemented a nomogram for risk prediction in early stage breast cancer. He has published 35 articles in peer reviewed scientific journals.

Dr. Kohrt commented, “I am excited to work with Pieris and its entire team to expand upon several exciting immuno-oncology initiatives. The Pieris Anticalin® protein technology has the potential to address immunomodulatory targets that so far have proven rather intractable for antibodies, and I’m eager to help bring these potential drug candidates to patients not adequately served with today’s therapies.”

“Dr. Kohrt’s addition to the Pieris team significantly strengthens our expertise and resources in developing potentially effective therapeutic applications for our Anticalin® platform in immuno-oncology,” commented Stephen Yoder, President and CEO of Pieris. “Gaining simultaneous access to top talent and cutting edge research capabilities in this broadly expanding therapeutic area is a clear win for Pieris.”

About Pieris Pharmaceuticals:

Pieris is a clinical-stage biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that have the potential to be safer and more effective than conventional approaches. Anticalins show promise in addressing high-unmet medical needs and expanding the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has ongoing R&D collaborations with Daiichi Sankyo, the Sanofi Group, Zydus Cadila, Stelis Biopharma and Allergan. For more information visit www.pieris.com.

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com

Media Inquiries:

Gretchen Schweitzer

gschweitzer@macbiocom.com

+49 172 861 8540

Anticalin®, Anticalins® are registered trademarks of Pieris.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Current Report on Form 8-K dated December 17, 2014, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the Company’s Quarterly Reports on Form 10-Q.